                                                                    EXHIBIT 10.8


                                   ACME GROUP

                      FIFTH AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank               National City Bank
Chicago, Illinois                           Cleveland, Ohio

NBD Bank                                    General Electric Capital Corporation
Chicago, Illinois                           Chicago, Illinois

Mercantile Bank National Association
St. Louis, Missouri

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of August 11, 1994 between the undersigned, Acme Steel Company, a Delaware corporation ("Acme Steel"), Acme Packaging Corporation, a Delaware corporation ("Acme Packaging"), Alpha Tube Corporation, a Delaware corporation ("Alpha Tube"), and Universal Tool & Stamping Company, Inc., an Indiana corporation ("Universal Tool") (Acme Steel, Acme Packaging, Alpha Tube and Universal Tool are being hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower") and you (the "Lenders") as amended by that certain First Amendment to Credit Agreement dated as of May 21, 1995, that certain Second Amendment to Credit Agreement effective as of August 8, 1995, that certain Third Amendment to Credit Agreement dated as of April 5, 1996 and that certain Fourth Amendment to Credit Agreement dated as of April 30, 1997 (said Credit Agreement as so amended being referred to herein as the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         The Borrowers have requested that the Lenders amend various provisions of the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this amendment.

SECTION 1.       AMENDMENTS.

         Upon the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be and hereby is amended (effective as of September 27, 1997) as follows:


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                 (a)      Section 1.1 of the Credit Agreement shall be amended
         and as so amended shall be restated in its entirety to read as follows:

                 "Section 1.1. Revolving Credit. Subject to all of the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to extend a Revolving Credit to the Borrowers in the amount of its commitment to extend the Revolving Credit set forth on the applicable signature page hereof (its "Commitment" and cumulatively for all the Lenders, the "Commitments") (subject to any reductions thereof pursuant to the terms hereof) prior to the Termination Date. Such Revolving Credit may be availed of by each Borrower in its discretion from time to time, be repaid and used again, during the period from the date hereof to and including the Termination Date. The Revolving Credit, subject to all of the terms and conditions hereof, may be utilized by any one or more of the Borrowers in the form of Revolving Loans, Swing Line Loans and Letters of Credit, all as more fully hereinafter set forth; provided, however, that the aggregate amount of the Revolving Loans, the Swing Line Loans and the L/C Obligations outstanding at any one time from all the Borrowers taken together shall not at any time exceed the lesser of the Commitments then in effect or the Available Borrowing Base as then determined and computed for all the Borrowers; provided further, however, that the aggregate amount outstanding at any time on Revolving Loans and Swing Line Loans made to each Borrower, and L/C Obligations in respect of Letters of Credit issued for such Borrower's sole or joint account, shall not exceed such Borrower's Available Borrowing Base as then determined and computed. For all purposes of this Agreement and except as otherwise set forth in Section 3.1 hereof, where a determination of the unused or available amount of the Commitments is necessary, the Revolving Loans, the Swing Line Loans and the L/C Obligations shall all be deemed to utilize the Commitments. The obligations of the Lenders hereunder are several and not joint and no Lender shall under any circumstances be obligated to extend credit hereunder in excess of its Commitment."

                 (b) Section 1 of the Credit Agreement shall be amended by inserting the following new Section 1.2-A immediately after Section
         1.2 thereof:





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                          "Section 1.2-A.  The Swing Line.

                          (a) Swing Line Loans. Subject to all of the terms and conditions hereof, Harris Trust and Savings Bank ("Harris Bank") agrees to make loans ("Swing Line Loans") to each Borrower under a swing line of credit ("Swing Line"); provided, however, that the aggregate amount of Swing Line Loans at any time outstanding to all Borrowers taken together shall not exceed the Swing Line Commitment; provided further, however, that the aggregate amount of the Revolving Loans, the Swing Line Loans and the L/C Obligations outstanding at any one time from all the Borrowers taken together shall not at any time exceed the lesser of the Commitments then in effect or the Available Borrowing Base as then determined and computed for all the Borrowers; provided still further, however, that the aggregate amount outstanding at any time on Revolving Loans and Swing Line Loans made to each Borrower, and L/C Obligations in respect of Letters of Credit issued for such Borrower's sole or joint account, shall not exceed such Borrower's Available Borrowing Base as then determined and computed. The Swing Line Commitment shall be available to the Borrowers and may be availed of by each Borrower from time to time and borrowings thereunder may be repaid and used again during the period ending on the Termination Date. Without regard to the face principal amount of the Swing Line Note, the actual principal amount at any time outstanding and owing by the Borrowers on account of the Swing Line Note on any date during the period ending on the Termination Date shall be the sum of all Swing Line Loans then or theretofor made thereon through such date less all payments actually received thereon through such date. Each Swing Line Loan shall be due and payable on the last day of the Interest Period selected therefor.

                          (b) Minimum Borrowing Amount. Each Swing Line Loan shall be in an amount not less than $250,000.

                          (c) Interest on Swing Line Loans. Each Swing Line Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) for the Interest Period selected by the Company (which is acting on behalf of the Borrowers pursuant to Section 1.5 hereof) therefor at the Domestic Rate or at Harris





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                 Bank's Quoted Rate for such Interest Period, provided that if any Swing Line Loan is not paid when due (whether by lapse of time, acceleration or otherwise) such Swing Line Loan shall bear interest whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the Domestic Rate. Interest on each Swing Line Loan shall be due and payable on the last day of each Interest Period applicable thereto, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand.

                          (d) Requests for Swing Line Loans. The Company (which is acting on behalf of the Borrowers pursuant to Section 1.5 hereof) shall give Harris Bank prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the date upon which any Swing Line Loan is to be made, specifying in each case the Borrower to which the proceeds of such Loan are to be made, the amount and date of such Swing Line Loan and the Interest Period selected therefor. Within thirty (30) minutes after receiving such notice, Harris Bank shall quote an interest rate determined in its discretion to the Company at which Harris Bank would be willing to make such Swing Line Loan available to the relevant Borrower for such Interest Period (the rate so quoted for a given Interest Period being herein referred to as "Harris Bank's Quoted Rate"). The Borrowers acknowledge and agree that Harris Bank's Quoted Rate is given to the Company for immediate and irrevocable acceptance, and if the Company does not so immediately accept Harris Bank's Quoted Rate for the full amount requested by the Company for such Swing Line Loan, Harris Bank's Quoted Rate shall be deemed immediately withdrawn and such Swing Line Loan shall be made at the Domestic Rate. Subject to all of the terms and conditions hereof, the proceeds of such Swing Line Loan shall be made available to the relevant Borrower on the date so requested at the offices of the Agent in Chicago, Illinois. Anything contained in the foregoing to the contrary notwithstanding (i) the obligation of Harris Bank to make Swing Line Loans shall be subject to all of the terms and conditions of this Agreement and (ii) Harris Bank shall not be obligated to make more than one Swing Line Loan during any one day.





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                          (e)     Refunding Loans.  In its sole and absolute
                 discretion, Harris Bank may at any time, on behalf of the Borrowers (which hereby irrevocably authorize Harris Bank to act on their behalf for such purpose), request each Lender to make a Borrowing of Revolving Loans in an amount equal to such Lender's pro rata share of the amount of the Swing Line Loans outstanding on the date such notice is given. Borrowings of Revolving Loans under this Section 1.2-A(e) shall initially bear interest at the Domestic Rate unless timely notice is given pursuant to Section 2.4 hereof. Unless any of the conditions of Section 6 are not fulfilled on such date, each Lender shall make its requested Revolving Loan available to Harris Bank, in immediately available funds, at the principal office of Harris Bank in Chicago, Illinois, before 11:00 a.m. (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the outstanding Swing Line Loans.

                          (f) Participations. If any Lender refuses or otherwise fails to make a Revolving Loan when requested by Harris Bank pursuant to Section 1.2-A(e) above (because the conditions in Section 6 are not satisfied or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to Harris Bank, purchase from Harris Bank an undivided participating interest in the outstanding Swing Line Loans in an amount equal to its pro rata share of the aggregate principal amount of Swing Line Loans that were to have been repaid with such Revolving Loans. Each Lender that so purchases a participation in a Swing Line Loan shall thereafter be entitled to receive its pro rata share of each payment of principal received on the Swing Line Loan and of interest received thereon accruing from the date such Lender funded to Harris Bank its participation in such Loan. The obligation of the Lenders to Harris Bank shall be absolute and unconditional and shall not be affected or impaired by any Default or Event of Default which may then be continuing hereunder."

                 (c) The first sentence of Section 1.3(a) of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:





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                 "Subject to the terms and conditions hereof, as part of the
                 Revolving Credit, the Agent shall issue standby or commercial letters of credit (each a "Letter of Credit") for the account of any one or more of the Borrowers in U.S. Dollars in an aggregate undrawn face amount up to the amount of the L/C Commitment; provided, however, that the aggregate L/C Obligations at any time outstanding shall not exceed the difference between the Commitments in effect at such time and the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding; provided further, however, that the aggregate amount outstanding at any time on Revolving Loans and Swing Line Loans made to each Borrower, and L/C Obligations in respect of Letters of Credit issued for such Borrower's account, shall not exceed such Borrower's Available Borrowing Base as then determined and computed."

                 (d) The heading for Section 2 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows: SECTION 2. INTEREST ON REVOLVING CREDIT NOTES."

                 (e) Section 3.1 of the Credit Agreement shall be amended by deleting the phrase "1/2 of 1% per annum" appearing therein and substituting therefor the phrase "3/8 of 1% per annum". Section 3.1 of the Credit Agreement shall be further amended by inserting the following new sentence immediately at the end thereof:

                 "Solely for purposes of this Section 3.1 and determining each Lender's pro rata share of the commitment fee, outstanding Swing Line Loans shall be deemed to utilize Harris Bank's Commitment so that the unused portion of each other Lender's Commitment remains the same whether or not Swing Line Loans are outstanding."

                 (f) Section 3.5 of the Credit Agreement shall be amended by inserting the following new sentence immediately at the end thereof:

                 "The Borrowers may voluntarily prepay any Swing Line Loan bearing interest at the Domestic Rate before its maturity at any time upon notice to the Agent prior to 2:00 p.m. (Chicago time) on the date fixed for prepayment, each such prepayment to be made by the payment of the principal amount to be prepaid and accrued





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                 interest thereon to the date of prepayment; however, the
                 Borrowers may not voluntarily prepay any Swing Line Loan bearing interest at Harris Bank's Quoted Rate before its maturity."

                 (g) Section 3.6 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                 "Section 3.6. Mandatory Prepayment upon Borrowing Base Deficiency. In the event that the aggregate amount outstanding on the Revolving Loans and Swing Line Loans to a Borrower, and the L/C Obligations in respect of Letters of Credit issued for such Borrower's sole or joint account, shall at any time and for any reason exceed such Borrower's Available Borrowing Base as then determined and computed, the Borrowers shall immediately and without notice or demand pay over the amount of the excess to the Agent to be applied as a mandatory prepayment on the Revolving Credit Notes until such Revolving Loans have been prepaid in full, then applied to the Swing Line Loans until payment in full thereof and if L /C Obligations are outstanding, then and in any such event, such remainder shall be paid over to the Agent to be applied against, or held as collateral security for, as applicable, such L/C Obligations. Each such repayment shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment together with any amount due the Lenders under Section 2.8 hereof."

                 (h) Section 3.7 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                 "Section 3.7. Voluntary Terminations. The Borrowers shall have the privilege upon notice from the Company (which need not be joined in by any Borrower) to the Agent (which shall promptly notify the Lenders) received on or before 10:00 a.m. Chicago time at least five Business Days before the Termination Date to ratably terminate the Commitments in whole or in part (but if in part then in the amount of $5,000,000 or such greater amount which is an integral multiple of $500,000). All partial terminations of the Commitments hereunder shall automatically reduce the L/C Commitment and the Swing Line Commitment, in each case as from time to time in effect hereunder, by the same percentage as





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                 the percentage termination in the Commitments.  Not later than the termination date stated in such notice, there shall be made such payments to the Agent as may be necessary to reduce the sum of the aggregate outstanding principal amount of the Revolving Loans, Swing Line Loans and L/C Obligations to the amount to which the Commitments have been reduced, together with (x) any amount due the Lenders under Section 2.8 hereof and (y) in the case of a termination in whole, all interest, fees and other amounts due on the Obligations. The foregoing to the contrary notwithstanding, (i) no termination of the Revolving Credit may be effected hereunder if as a result thereof the outstanding aggregate amount of Letters of Credit would exceed the L/C Commitment as reduced by such termination, (ii) no termination of the Revolving Credit may be effected hereunder if as a result thereof the outstanding aggregate amount of Swing Line Loans would exceed the Swing Line Commitment as reduced by such termination and (iii) the Commitments may not be terminated below $100,000 except concurrently with their termination in whole. No termination of the Commitments may be reinstated."

                 (i) Sections 5.2 and 5.5 of the Credit Agreement shall be amended by deleting the phrases "Revolving Credit" and "(when issued)" wherever appearing therein.

                 (j) Section 6.1 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                 "Section 6.1.    All Advances.  The obligation of the Lenders
                 to make any Loan or other financial accommodation to a Borrower hereunder (including the first such accommodation) shall also be subject to the conditions precedent that as of the time of the making of each such Loan or other accommodation hereunder:

                                  (a)      each of the representations and
                          warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date;

                                  (b)      the Acme Group shall be in
                          compliance with all of the terms and conditions hereof and of the other Loan





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                          Documents, and no Default or Event of Default shall
                          have occurred and be continuing;

                                  (c)      after giving effect to such
                          extension of credit to the relevant Borrower, (i) the aggregate principal amount of all Revolving Loans, Swing Line Loans and L/C Obligations shall not exceed the lesser of (x) the Commitments then in effect and
                          (y) the Available Borrowing Base of all the Borrowers as then determined and computed and (ii) the aggregate principal amount of the Revolving Loans and Swing Line Loans made to such Borrower and the L/C Obligations in respect of Letters of Credit issued for such Borrower's account shall not exceed such Borrower's Available Borrowing Base as then determined and computed;

                                  (d)      such extension of credit shall not
                          violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect; and

                                  (e)      in the case of the issuance of any
                          Letter of Credit, the Agent shall have received a properly completed Application therefor and, in the case of an extension or increase in the amount of the Letter of Credit, the Agent shall have received a written request therefor, in a form acceptable to the Agent, with such Application or written request, in each case to be accompanied by the fees required by this Agreement.

                 Any request made by the Acme Group to the Agent for credit hereunder shall be deemed to constitute a representation and warranty that the foregoing statements are true and correct."

                 (k) Section 7.7 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:





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                 "Section 7.7.  Consolidated Tangible Net Worth.  The Acme
                 Group will at all times maintain a Consolidated Tangible Net Worth of not less than (a) $210,000,000 during the period from September 28, 1997 through September 27, 1998, (b) $220,000,000 during the period from September 28, 1998 through March 27, 1999 and (c) $230,000,000 on March 28, 1999 and at
                 all times thereafter."

                 (l) Section 7.8 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                 "Section 7.8. Leverage. For the period from and including September 29, 1997 through and including June 28, 1998, the Acme Group will at all times maintain a Consolidated Leverage Ratio of not more than 0.70 to 1.0; provided, however, that as of the last day of each fiscal quarter ending during such period, the Acme Group will maintain a Consolidated Leverage Ratio of not more than 0.65 to 1.0. On June 29, 1998 and at all times thereafter, the Acme Group will at all times maintain a Consolidated Leverage Ratio of not more than 0.65 to 1.0."

                 (m) Section 7.11(d) of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                 "(d)     indebtedness  not otherwise permitted by this Section
                 aggregating not more than $30,000,000 at any one time outstanding."

                 (n) Section 7.12(i) of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                 "(i) loans and advances by (A) Subsidiaries to the Company of their surplus cash which are repayable on demand and advanced to the Company as part of the centralized cash management system of the Acme Group in the ordinary course of its business as presently conducted, the proceeds of which are used by the Company to make Permitted Investments for the benefit of such lending Subsidiary and (B) any Borrower to any other Borrower so long as such loans and advances are evidenced by a note which is pledged to the Agent for the benefit of the Lenders;"





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                 (o)      Section 7.13(b) of the Credit Agreement shall be
         amended by inserting the following new sentence immediately at the end thereof:

                 "The parties hereto further acknowledge and agree that this subsection (b) shall in no event apply to nor operate to prevent any Borrower's repayment of loans and advances made by another Borrower to it to the extent such loans and advances are permitted by Section 7.12(i)(B) hereof."

                 (p) Section 8.1(a) of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                 "(a)     default for a period of five days in the payment when
                 due of all or any part of the principal of or interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation or of any fee or other amount payable hereunder or under any other Loan Document;"

                 (q) Sections 8.2 and 8.3 of the Credit Agreement shall be amended by deleting the phrase "Revolving Credit" wherever appearing therein.

                 (r) The definition of the term "Consolidated Cash Flow Coverage Ratio" appearing in Section 9.1 of the Credit Agreement shall be amended by deleting the percentage "30%" appearing therein and substituting therefor the percentage "20%".

                 (s) The definition of the term "Domestic Rate Margin" appearing in Section 9.1 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                 ""Domestic Rate Margin" means 0%."

                 (t) The definition of the term "Interest Period" appearing in Section 9.1 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                 ""Interest Period" shall mean (i) with respect to any Swing Line Loan, the period commencing on the date such Swing Line Loan is made and ending 1-7 days thereafter as selected by the Company in





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                 its notice as provided herein and (ii) with respect to any
                 LIBOR Portion:

                                  (a) initially, the period commencing on, as the case may be, the creation or conversion date with respect to such LIBOR Portion and ending one, two, three or six months thereafter as selected by the Company in its notice as provided herein; and

                                  (b)      thereafter, each period commencing
                          on the last day of the next preceding Interest Period applicable to such LIBOR Portion and ending one, two, three or six months thereafter as selected by the Company in its notice as provided herein;

                 provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                                  (i)      if any Interest Period would
                          otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                                  (ii) no Interest Period may extend beyond the final maturity date of the relevant Notes; and

                                  (iii)    the interest rate to be applicable
                          to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof.

                 For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month."





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                 (u)      The definition of the term "LIBOR Margin" appearing
         in Section 9.1 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                 ""LIBOR Margin" shall mean initially mean 2.00%; provided, however, that such LIBOR Margin shall be subject to quarterly adjustment as follows:



                 If the Consolidated Leverage Ratio as of      LIBOR Margin
                 the close of any fiscal quarter is:             shall be:
                 ----------------------------------------      ------------
                 Greater than or equal to 60%                      2.00%

                 Greater than or equal to 50% but less
                 than 60%                                          1.85%

                 Greater than or equal to 40% but less
                 than 50%                                          1.60%

                 Less than 40%                                     1.35%

                 On the date that is ten (10) days after the date on which the Acme Group delivers to the Lenders the quarterly financial statements pursuant to Sections 7.5(a)(ii) hereof for a given fiscal quarter (commencing with the fiscal quarter ending September 28, 1997) and the compliance certificate required for such period pursuant to Section 7.5 hereof, the Agent shall determine whether such financial information indicates such a change in the Consolidated Leverage Ratio (the Consolidated Leverage Ratio to be computed as of the close of such fiscal quarter (such date that is ten days after the date on which the Acme Group delivers such compliance certificate being hereinafter referred to as a "Test Date")) as would justify a change in the LIBOR Margin and shall then notify the Acme Group and the Lenders of such determination and of any change in the LIBOR Margin resulting therefrom. Any change in the LIBOR Margin shall be effective as of the related Test Date and with such new LIBOR Margin to continue in effect until the effectiveness of the next redetermination thereof. Any determination by the Agent of the Consolidated Leverage Ratio shall be conclusive and binding upon the Acme Group provided

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                 that it has been made reasonably and in good faith.  Anything contained herein to the contrary notwithstanding, the LIBOR Margin shall be the highest Margin set forth herein during the continuance of: (x) any Event of Default, (y) any Default (whether or not any grace period applicable thereto has passed) in the payment of any principal or interest on any Note or any fee or other amount payable by the Acme Group hereunder or (z) any Default by the Acme Group in supplying the financial statements required by Sections 7.5(a)(ii) hereof or the compliance certificate required by Section 7.5(b) hereof, in each case by the deadlines expressed in such Sections."

                 (v) The definition of the term "Loan Documents" appearing in Section 9.1 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                 ""Loan Documents" shall mean this Agreement, the Notes, the L/C Documents and the Collateral Documents and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith."

                 (w) The definition of the term "Termination Date" appearing in Section 9.1 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                 ""Termination Date" shall mean August 11, 2000 or such earlier date on which the Commitments are terminated in whole pursuant to Sections 3.7, 8.2 or 8.3 hereof or such later date to which the Commitments are extended pursuant to Section 12.16 hereof."

                 (x) Section 9.1 of the Credit Agreement shall be amended by deleting the definition of the term "Utilization Ratio" appearing therein.

                 (y) Section 9.1 of the Credit Agreement shall be further amended by inserting the following new definitions in the appropriate alphabetical order:

                 ""Loans" means and includes Revolving Loans and the Swing Line Loans unless the context shall otherwise require.

                 "Notes" means and includes Revolving Credit Notes and the Swing Line Note unless the context shall otherwise require.

                 "Swing Line Commitment" means the commitment of Harris Bank to make Swing Line Loans in the amount of $5,000,000.

                 "Swing Line Note" means the promissory note of the Borrowers payable jointly and severally to the order of Harris Bank in the principal amount of its Swing Line Commitment and otherwise in the form of Exhibit A-1 hereto.

                 "Swing Line Loans" is defined in Section 1.2-A(a) hereof."

                 (z)      Sections 10.2, 10.3, 11.1, 11.2(g), 11.3, 12.2, 12.14
         of the Credit Agreement shall be amended by deleting the phrase "Revolving Credit" wherever appearing therein.

                 (aa) Section 12.4 of the Credit Agreement shall be amended by deleting the phrase "Revolving Credit" wherever appearing therein and by inserting the phrase "(or, if relevant, Swing Line Commitment)" immediately after the phrase "such Lender's Commitment" appearing in the sixth line thereof.

                 (bb) Section 12.16 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                 "Section 12.16. Extensions of the Commitments. Not less than 60 days or more than 120 days prior to the one-year, two-year and three-year anniversaries of the date hereof, the Company (acting on behalf of the Borrowers pursuant to Section 1.5 hereof) may advise the Agent in writing of its desire to extend the Termination Date for an additional 12 months (but not beyond August 11, 2002) and the Agent shall promptly notify the Lenders of each such request; provided not more than one such request for the extension of the Termination Date may be made in any one calendar year. In the event that the Lenders are agreeable to such extension (it being understood that any Lender may accept or decline such a request in its sole discretion), the Acme Group, the Lenders and the Agent shall enter into such documents as the Agent may reasonably deem necessary or appropriate to reflect such extension and to assure that all extensions of credit pursuant to the Commitments and the Swing Line Commitment as so extended are secured by the Liens created by the Collateral Documents in favor of the Agent, all costs and expenses incurred by the Agent in connection therewith to be paid by the Borrowers. In the event that some, but not all, of the Lenders are agreeable to an extension, the Company may (provided that no Default or Event of Default has occurred and is then continuing) terminate the Commitment (and, if relevant, the Swing Line Commitment) of the Lender or Lenders declining to extend and repay all borrowings outstanding against the Revolving Credit Note (and, if relevant, the Swing Line Note) held by such Lender or Lenders and upon such repayment the Commitment (and, if relevant, the Swing Line Commitment) of such Lender or Lenders shall be canceled or, at the option of the Company, the Acme Group may obtain a new Lender or Lenders reasonably acceptable to the Agent and the Required Lenders to replace the Commitment (and, if relevant, the Swing Line Commitment) of the Lender or Lenders declining to extend and in such event the Commitment (and, if relevant, the Swing Line Commitment) of the Lender or Lenders not desiring to extend shall be canceled. In the event a Lender elects not to extend, all amounts outstanding under its Revolving Credit Note (and, if relevant, its Swing Line Note) shall be paid to it no later than the then current Termination Date to which it has agreed. The Acme Group, the Agent and the new Lender shall thereupon execute such instruments and documents as shall in the opinion of the Agent be reasonably necessary or appropriate to substitute the new approved Lender under the Revolving Credit and, if relevant, the Swing Line (including without limitation the issuance of a new Revolving Credit Note (and, if relevant, Swing Line Note) to the substitute Lender, the execution of an amendment making the new Lender a party hereto and such amendments to the Collateral Documents as may be necessary or appropriate to assure the credit extended by the new Lender is secured and/or supported by the Collateral Documents). The new Lender shall make an initial Revolving Loan under its Revolving Credit Note in the amount necessary to retire the indebtedness evidenced by the Revolving Credit Note held by the declining Lender (and, if relevant, make an initial Swing Line Loan under its Swing Line in the amount necessary to retire the indebtedness evidenced by the Swing Line Note held by the declining Lender) and all reasonable expenses of the Agent incurred in connection with the foregoing shall be paid by the Acme Group."

                 (cc) Section 12.18 of the Credit Agreement shall be amended and as so amended shall be restated in its entirety to read as follows:

                 "Section 12.18. Assignment Agreements. Each Lender may, from time to time upon at least five Business Days' notice to the Agent, assign to other financial institutions all or part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by the Notes then owned by such assigning Lender, together with an equivalent proportion of its obligation to make loans and advances and participate in Letters of Credit hereunder) pursuant to an Assignment Agreement; provided, however, that
                 (i) except with respect to the Swing Line Loans which must be assigned in whole, each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Commitment, Revolving Loans, Revolving Credit Note and interests in Letters of Credit; (ii) unless the Agent otherwise consents, each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be in an aggregate amount of less than $5,000,000 and shall be in integral multiples of $1,000,000; (iii) unless the Company otherwise consents, each Lender (other than the Lenders party hereto as of the date hereof) shall maintain for its own account at least 50% of its original Commitment; (iv) the Agent and the Company (which is acting on its own behalf and pursuant to Section 1.5 hereof on behalf of the Borrowers as well) must each consent, which consent shall not be unreasonably withheld and shall be evidenced by execution of a counterpart of the relevant Assignment Agreement in the space provided thereon for such acceptance, to each such assignment to a party which was not an original signatory of this Agreement (it being understood and agreed the Company may condition its acceptance of an assignment on payment by the assigning or assignee Lender of the Security Assignment Costs referred to in Section 12.5 hereof) and (v) the assigning Lender (other than the Lenders party hereto as of the date hereof) must pay to the Agent a processing and recordation fee of $3,000 and any reasonable out-of-pocket attorney's fees incurred by the Agent in connection with such Assignment Agreement. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee lender thereunder, the Company and the Agent and payment to such assigning Lender by such assignee lender of the purchase price for the portion of the indebtedness of the Acme Group being acquired by it, (i) such assignee lender shall thereupon become a "Lender" for all purposes of this Agreement and the other Loan Documents (and, if relevant, shall be deemed to be Harris Bank for purposes of Swing Line Loans) with a Commitment (and, if relevant, a Swing Line Commitment) in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) such assigning Lender shall have no further liability for funding the portion of its Commitment (and, if relevant, Swing Line Commitment) assumed by such other Lender and (iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Borrowers shall execute and deliver a Revolving Credit Note (and, if relevant, a Swing Line Note) to the assignee Lender in the amount of its Commitment (and, if relevant, Swing Line Commitment) and a new Revolving Credit Note to the assigning Lender in the amount of its Commitment after giving effect to the reduction occasioned by such assignment, all such Revolving Credit Notes to constitute "Revolving Credit Notes" for all purposes of the Loan Documents and such new Swing Line Note to constitute the "Swing Line Note" for all purposes of the Loan Documents.
                 Upon completion of the foregoing, the assigning Lender shall surrender to the Company its old Revolving Credit Note (and, if relevant, Swing Line Note)."

                 (dd) Exhibit A-1 is hereby added to the Credit Agreement in the form attached to this Amendment as Annex A.

SECTION 2.       CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

                 (a) The Borrowers and the Lenders shall have executed and delivered this Amendment.

                 (b) The Agent shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Agent or its counsel may reasonably request.

                 (c) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Lenders and their counsel.

                 (d) The Agent shall have received, for the ratable benefit of the Lenders, an amendment fee in the amount of $80,000.

SECTION 3.       REPRESENTATIONS.

         In order to induce the Lenders to execute and deliver this Amendment, the Borrowers hereby represent to the Agent and the Lenders that as of the date hereof, the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.6 shall be deemed to refer to the most recent financial statements of the Company delivered to the Lenders) and the Borrowers are in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4.       MISCELLANEOUS.

         (a) The Borrowers have heretofore executed and delivered to the Agent certain Collateral Documents and each Borrower hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents to which it is a party remain in full force and effect and the rights and remedies of the Agent and Lenders thereunder, the obligations of such Borrower thereunder and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

         (b) Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

         (c) The Borrowers agree to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Agent.

         (d) This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

Dated as of this 15th day of October, 1997 (but effective as of September 27, 1997).

                                        ACME STEEL COMPANY

                                        By
                                          Its
                                             ----------------------------------

                                        ACME PACKAGING CORPORATION

                                        By
                                          Its
                                             ----------------------------------

                                        ALPHA TUBE CORPORATION

                                        By
                                          Its
                                             ----------------------------------

                                        UNIVERSAL TOOL & STAMPING COMPANY, INC.

                                        By
                                          Its
                                             ----------------------------------

                                        ACME METALS INCORPORATED

                                        By
                                          Its
                                             ----------------------------------

Accepted and agreed to as of the date and year last above written.

                                        HARRIS TRUST AND SAVINGS BANK

                                        By
                                          Its Vice PRESIDENT

                                        NBD BANK

                                        By
                                          Its
                                             ----------------------------------

                                        MERCANTILE BANK NATIONAL ASSOCIATION

                                        By
                                          Its
                                             ----------------------------------

                                        NATIONAL CITY BANK

                                        By
                                          Its
                                             ----------------------------------

                                        GENERAL ELECTRIC CAPITAL CORPORATION

                                        By
                                          Its
                                             ----------------------------------

                 ANNEX A TO FIFTH AMENDMENT TO CREDIT AGREEMENT



                                  EXHIBIT A-1

                                   ACME GROUP

                                SWING LINE NOTE

                                                               Chicago, Illinois
$5,000,000.00                                                  October 15, 1997

         On the Termination Date, for value received, the undersigned, Acme Steel Company, a Delaware corporation ("Acme Steel"), Acme Packaging Corporation, a Delaware corporation ("Acme Packaging"), Alpha Tube Corporation, an Indiana corporation, ("Alpha Tube"), and Universal Tool & Stamping Company, Inc., an Indiana corporation ("Universal Tool") (Acme Steel, Acme Packaging, Alpha Tube and Universal Tool are being hereinafter referred to collectively as the "Borrowers") hereby jointly and severally promise to pay to the order of Harris Trust and Savings Bank (the "Lender"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i) Five Million and 00/100 Dollars ($5,000,000.00), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Swing Line Loans owing from the Borrowers to the Lender under the Swing Line Commitment provided for in the Credit Agreement hereinafter mentioned.

         This Note evidences Swing Line Loans made and to be made to the Borrowers by the Lender under the Swing Line Commitment provided for under that certain Credit Agreement dated as of August 11, 1994, by and among the Borrowers, Acme Metals Incorporated, Harris Trust and Savings Bank, individually and as Agent thereunder, and the other Lenders which are now or may from time to time hereafter become parties thereto (said Credit Agreement, as the same may from time to time be modified, amended or restated being referred to herein as the "Credit Agreement"), and the Borrowers hereby jointly and severally promise to pay interest at the office described above on each Swing Line Loan evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

         Each Swing Line Loan made under the Swing Line Commitment provided for in the Credit Agreement by the Lender to the Borrowers against this Note, any repayment of principal hereon and the interest rates applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Borrowers agree that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note and the interest rates applicable thereto.

         This Note is issued by the Borrowers under the terms and provisions of the Credit Agreement and is secured by the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflict of law.

         The Borrowers hereby jointly and severally promise to pay all reasonable costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Borrowers hereby waive presentment for payment and demand.

                                        ACME STEEL COMPANY

                                        By
                                          Its
                                             ----------------------------------

                                        ACME PACKAGING CORPORATION

                                        By
                                          Its
                                             ----------------------------------

                                        ALPHA TUBE CORPORATION

                                        By
                                          Its
                                             ----------------------------------

                                        UNIVERSAL TOOL & STAMPING COMPANY, INC.

                                        By
                                          Its
                                             ----------------------------------





                                      -2-